8

                   VICORP RESTAURANTS, INC.
          AMENDED AND RESTATED 1982 STOCK OPTION PLAN


Article I: Purpose
------------------

     VICORP Restaurants, Inc. ("Corporation"), by execution of this document, amends and restates its 1982 Stock Option Plan. The Plan means the Stock Option Plan set forth in this document and subsequent amendments to it. The effective date of this Restated Plan is September 19, 1997. The effective date of the original Plan was June 29, 1982.

      The Plan is adopted in order that certain employees (hereinafter referred to as "Employee" or "Optionee") of the Corporation or its Subsidiary Corporations (as defined in Article 3) may be given an inducement to acquire a proprietary interest in the Corporation, to gain an added incentive to advance the interests of the Corporation, and to remain in the employ of the Corporation or one of its Subsidiary Corporations. Only non-qualified stock options may be granted pursuant to this Plan.

      Any outstanding options granted under the original plan shall be governed by this Plan from and after September 19, 1997.

Article II: Administration
--------------------------

      2.1 Committee: The Plan shall be administered by a committee of non-employee Directors (as defined by Securities & Exchange Commission Rule 16) appointed from time to time by the Board of Directors of the Corporation. Acts of a majority of the Committee at a meeting, or acts approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. The Committee shall from time to time, at its discretion, determine by resolution the eligible employees, as defined in Article III, who shall be granted options, the amount of stock to be optioned to each, the time (within the limitations prescribed in Article VI) when such options shall become exercisable and the conditions, if any, which must be met prior to exercise.

     2.2 Construction: The interpretation and construction by the Committee of any provisions of the Plan, or of any option granted under it, shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     2.3 Indemnification: In addition to such other rights of indemnification as they may have as directors or as members of the Committee but subject to any law limiting the powers of the Corporation, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation), or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if the Committee member acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; provided that within ten days after institution of any such action, suit, or proceeding, a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

Article III: Eligibility for Participation
------------------------------------------

      All employees of the Corporation, or any Subsidiary Corporation, shall be eligible to participate in this Plan. The term "Subsidiary Corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing over fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain. Options may be issued to the same person on more than one occasion.

Article IV: Stock Subject to Plan
---------------------------------

      The stock for which options may be granted and which may be sold pursuant to this Plan shall not, subject to Article XII, exceed in the aggregate one million (1,000,000) shares of the Corporation's common stock $.05 par value. Such shares shall be shares of the Corporation's authorized but unissued or reacquired common stock. All shares for which an option is granted under this Plan, which for any reason are released from such option, shall be available for the granting of further options under this Plan.

Article V: Price Determination
------------------------------

      5.1 Price: The price of the common stock of the Corporation offered to employees under this Plan by the grant of an option to purchase stock shall be in no event less than one hundred percent (100%) of the fair market value of such stock on the date of the grant of the option.

      5.2 Methods of Determination: If the stock is listed upon an established stock exchange, such fair market value shall be the close price on such stock exchange on the day the option is granted, or if no sale of the Corporation's stock shall have been made on the stock exchange on that day, on the next preceding day on which there was a sale of such stock. During such time as such stock is not listed upon an established stock exchange, the fair market value per share shall mean (1) if the stock is not actively traded in the over-the-counter market, an amount arrived at by the Board of Directors by applying any reasonable valuation method; and (2) if the stock is actively traded in the over-the-counter market, the close price of the stock in the over-the-counter market on the day the option is granted as reported by the National Association of Securities Dealers, Inc., or National Quotation Bureau, Inc. Subject to the foregoing, the Committee in fixing the option price shall have full authority and discretion and be fully protected in doing so.

Article VI: Term of Options
---------------------------

      The term of each option may be as long as ten years and one day from the date of grant or any shorter period as determined by the Committee each time it grants an option but shall be subject to earlier termination as subsequently provided.

Article VII: Exercise of Options
--------------------------------

      7.1 Schedule for Exercise: Immediately after an option is granted, it may be exercised for up to one hundred percent (100%) of the total shares included in the option; however, the Committee, upon granting any option, may impose any restriction on the time of exercise that it chooses. Any such restriction shall be included in the option agreement.

      7.2 Exchange and SEC Requirements: No shares may be issued under any option until all requirements of any exchange upon which shares of the Corporation's stock may be listed and of the Securities and Exchange Commission with regard to the sale and issuance of the shares have been complied with.

Article VIII: Date of Grant and Form of Agreement
-------------------------------------------------

     Each option granted under this Plan, unless otherwise specifically indicated, shall be granted as of the date of the Committee resolution conferring the option ("date of grant"), and the Committee shall notify the recipient of the grant in writing delivered in duplicate either in person or by mail. The notification shall serve as the option agreement and shall contain a summary of the essential terms and conditions of the Plan. Receipt of the notification shall be acknowledged by the employee on the duplicate copy, and by such acknowledgment, the employee shall agree that in consideration of such option the employee will abide by all the terms and conditions of the Plan. The employee shall return the duplicate copy to the Corporation either by delivery in person or by mail. Any inconsistencies between the terms of the Plan and the terms of the option agreement shall be governed by the terms of the Plan.

Article IX: Manner of Exercise
------------------------------

     9.1 Notice to the Corporation: Each exercise of an option granted under this Plan shall be made by the delivery by the employee (or his legal representative, as the case may be) of written notice of such election to the Corporation, either in person or by mail to its mailing address, stating the number of shares with respect to which the option is being exercised and specifying a date on which the shares will be taken and payment made therefor. The date shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon.

     9.2 Issuance of Stock: On the date specified in the notice of election, the Corporation shall deliver, or cause to be delivered, the number of shares with respect to which the option is being exercised, against payment therefor. No shares shall be issued until full payment therefor shall have been made. The manner of payment shall be in a form acceptable to the Committee. In addition, in order to enable the Corporation to meet any applicable federal (including
FICA), state, and local withholding tax requirements, the employee shall also be required to pay the amount of tax to be withheld at the time of exercise. In the event of any failure to take and pay, on the date stated, for the full number of shares specified in the notice of election, the option shall become inoperative only as to those shares which are not taken, but shall continue with respect to any remaining shares subject to the option as to which exercise has not yet been made.

     9.3 SEC Action: If any law or regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require any action to be taken in connection with the shares specified in a notice of election before the shares can be delivered, then the date stated for issuance of the shares shall be postponed until such action can be taken.

Article X: Assignment Prohibited
--------------------------------

      Any option granted under this Plan shall, by its terms, be exercisable during the lifetime of the employee only by the employee. It shall not be assigned, pledged, or hypothecated in any way, shall not be subject to execution, and shall not be transferable by the employee otherwise than by will or laws of descent and distribution. Any attempt of assignment, pledge, hypothecation, or other disposition of any option contrary to the provisions of this Plan, and the levy of any attachment or similar proceeding upon any option shall be null and void.

Article XI: Termination of Employment
-------------------------------------

      11.1 Termination Other Than at Death or Disability: If the employment of an employee terminates for any reason other than death or disability, any options granted to the employee under the Plan, which have not expired by their terms or been exercised, shall be canceled three months after the effective date of the employee's termination of employment. The transfer of an employee from the employ of the Corporation to the employ of a Subsidiary Corporation, or vice versa, or from one Subsidiary Corporation to another Subsidiary Corporation, shall not be deemed a termination of employment for purposes of the Plan.

     11.2 Termination at Death or Disability: In the event of the death of an employee, any option held by the employee at the time of death shall be transferred as provided in the employee's will or as determined by the laws of descent and distribution, and may be exercised, in whole or in part, by the estate of the employee, or by any person who acquired such option by bequest or inheritance from the employee, at any time or from time to time within twelve months after the date of death, and provided that it is exercised within the time prescribed in the option agreement. In the event of the disability of an employee, any option held by the employee may be exercised, in whole or in part, by the employee or his personal representative at any time or from time to time within twelve months after the date of disability to the extent the option is exercisable on the date of disability, and provided that it is exercised within the time prescribed in the option agreement. Disability and time of disability
shall be determined by the Committee.   The Committee may
shorten the exercise time after death or disability for any options by specifying the shorter time in any such option agreement.

Article XII: Changes in Capital Structure
-----------------------------------------

      12.1 Stock Dividends and Split-Ups: If the Corporation shall, at any time prior to the termination date of the Plan, change its issued stock (of the class optioned) into a greater number of shares of stock through a stock dividend or split-up of shares, the number of shares of stock subject to the Plan and the number of shares of stock deliverable with respect to each payment of the specified option price per share in connection with each exercise of an outstanding option after the record or effective date of such stock dividend or split-up of shares shall be proportionately increased. Conversely, if the issued stock (of the class optioned) of the Corporation shall, at any time within such period, be combined into a smaller number of shares of stock, the number of shares of stock subject to the Plan and the number of shares of stock deliverable with respect to each payment of the specified option price per share in connection with the exercise of an option after the record or effective date of such combination of shares shall be proportionately reduced. Notwithstanding any such proportionate increase or decrease, no fraction of a share of stock shall be issued on the exercise of an option.

     12.2 Reorganization: If within the duration of an option there shall be a corporate merger, consolidation, acquisition of assets, or other reorganization, and if such transaction shall affect the optioned stock, the employee shall thereafter be entitled to receive upon exercise of his option those shares or securities that the employee would have received had the option been exercised prior to such transaction and the employee had been a stockholder of the Corporation with respect to such shares.

      12.3 Liquidation: Upon the complete liquidation of the Corporation, other than pursuant to a plan of reorganization above-mentioned, any unexercised options granted under this Plan shall be canceled. In the event of the complete liquidation of a Subsidiary Corporation employing the employee or in the event such corporation ceases to be a Subsidiary Corporation, any unexercised part of any option granted shall be canceled unless the employee shall become employed by the Corporation or another Subsidiary Corporation concurrently with such event. Nothing in this section shall prevent any corporation from assuming or substituting an option as provided in paragraph 12.4.

        12.4 Assumption or Substitution of Options:
Notwithstanding anything in this Plan to the contrary, in connection with any corporate transaction to which Section 425(a) of the Internal Revenue Code of 1986 is applicable, there may be a substitution of a new option for an old option granted under this Plan or an assumption of an old option granted under this Plan. Any optionee who has a new option substituted for an old option granted under this Plan shall, in connection with the corporate transaction, lose the rights under the old option. Nothing in the terms of the assumed or substituted option shall confer on the optionee more favorable benefits than the optionee had under the old option.

      12.5 Substitution or Cancellation Upon Acquisition: As used in this Article 12.5, "Acquisition Event" means (1) any sale or other disposition of all or substantially all of the assets of the Corporation or of any Subsidiary Corporation pursuant to a plan which provides for the liquidation of the Corporation or any Subsidiary Corporation, (2) any exchange by the holders of all of the outstanding shares of the common stock for securities issued by another entity, or in whole or in part for cash or other property, pursuant to a plan of exchange approved by the holders of a majority of such outstanding shares, or (3) any transaction to which Section 425(a) of the Code applies and to which the Corporation or a Subsidiary Corporation is a party in connection with any Acquisition Event and upon such terms and conditions as the Committee may establish:

                (a) The Committee may waive any limitation applicable to any option granted to the optionee by this Plan so that such option, from and after a date prior to the acquisition Event that is specified by the Committee, shall be exercisable in full.

                 (b) If the Committee so determines, the
     optionee may be given the opportunity to make a final settlement for the entire unexercised portion of any option granted by this Plan, including any portion not then currently exercisable, in any one or more of the following manners: (i) surrender such unexercised portion for cancellation in exchange for the payment in cash of an amount not less than the difference between the value per share of common stock as measured by the value to be received by the holders of the outstanding shares of common stock pursuant to the terms of the Acquisition Event, as determined by the Committee in its discretion, and the price at which such option is or would become exercisable, multiplied by the number of shares represented by such unexercised portion; (ii) exercise such option, including any portion not then otherwise currently exercisable, prior to the Acquisition Event so that the optionee would be entitled, with respect to shares thereby acquired to participate in the Acquisition Event as a holder of common stock; or (iii) surrender such option for cancellation in exchange for a substitute option, with or without a related stock appreciation right, providing substantially equal benefits and granted or to be granted by an employer corporation, or a parent or subsidiary of such employer corporation, that after the Acquisition Event is expected to continue to conduct substantially the same business as that acquired from the Corporation or any Subsidiary Corporation pursuant to the Acquisition Event. If the optionee is given one or more such opportunities with respect to the entire unexercised portion of any option granted by this Plan, the option may be canceled by the Corporation upon the occurrence of the Acquisition Event and thereafter the optionee will be entitled only to receive the appropriate benefit pursuant to clause (i),
     (ii), or (iii) above, whichever may be applicable. The provisions of this Section 12.5 are not intended to be exclusive of any other arrangements that the Committee might approve for settlement of any or all outstanding options in connection with an Acquisition Event or otherwise.

Article XIII: Rights as a Stockholder
-------------------------------------

     An employee shall not by reason of the Plan or any option granted pursuant to the Plan have any rights of a stockholder of the Corporation. Except as provided in the first sentence of Article 12.1 with respect to a stock dividend, no adjustment shall be made for dividends (ordinary or extra-ordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

Article XIV: Governing Law
--------------------------

      Options granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Colorado.

Article XV: Amendment
---------------------

     The Board of Directors may amend or discontinue this Plan at any time provided that no unexercised option granted under this Plan may be altered or canceled, except in accordance with its terms, without the written consent of the participant to whom such option was granted. From time to time the Board of Directors may amend this Plan to clarify the meaning of any of its provisions. Any such clarifying amendment shall not confer any additional benefit on any optionees under the Plan, nor shall it effect a modification of the Plan or options previously or subsequently granted under the Plan.

Article XVI: Term of the Plan
-----------------------------

     No option shall be granted hereunder after June 29, 2002.

       IN WITNESS WHEREOF, VICORP Restaurants, Inc., has executed this Plan by its officers, duly authorized by its Board of Directors, and affixed its corporate seal, this 19th day of September, 1997.

                              VICORP Restaurants, Inc.




By /s/ Charles R. Frederickson
  ----------------------------
  Charles R. Frederickson, Chairman

[Corporate Seal]

ATTEST:


/s/ Stanley Eerckson, Jr.
-------------------------
Stanley Ereckson, Jr., Secretary